Xtant™ Medical Reports Record Fourth Quarter Revenue of $24.5 million, 10% Growth Compared to Prior Year Period See footnote about the use of pro forma financial information

Fourth Quarter 2016 Highlights:

•	Consolidated total revenue increased 9.9% to a record $24.5 million compared to fourth quarter 2015 revenue of

•	$22.3 million Consolidated gross profit increased 17.4% to $17.5 million compared to fourth quarter 2015 gross

•	profit of $14.9 million Consolidated gross margins improved to 71.6%, compared to 67.0% reported in the fourth quarter of 2015

Full-Year 2016 Highlights:

•	Consolidated gross profit increased 10.1% to $62.3 million compared to pro forma 2015 gross profit of

•	$56.6 million Consolidated gross margins for the year were 69.2%, compared to pro forma 2015 gross margin of 65.4%

BELGRADE, Mont., March 9, 2017 (GLOBE NEWSWIRE) -- Xtant™ Medical Holdings, Inc. (NYSE MKT: XTNT, a leader in the development of regenerative medicine products and medical devices, today reported its financial results for the period ended December 31st, 2016. The Company reported annual revenues of approximately $90.0 million and a net loss for the year of approximately $19.5 million.

Revenue

Consolidated fourth quarter 2016 revenue was approximately $24.5 million, an increase of 9.9% compared to revenue of approximately $22.3 million for the same period during 2015.

Consolidated revenue for the full year 2016 was approximately $90.0 million, compared to pro forma 2015 revenue of approximately $86.5 million, representing an increase of 4.0% over the prior year.

Gross Profit

Consolidated gross profit for the fourth quarter of 2016 was $17.5 million or 71.6% of revenues, compared to gross profit of $14.9 million or 67.0% of revenues for the fourth quarter of 2015.

For the year, gross profit was approximately $62.3 million, compared with pro forma 2015 gross profit of $56.6 million. Gross margin for the year was 69.2%, compared to 2015 pro forma gross margin of 65.4%

Sales and Marketing Expenses

Consolidated fourth quarter 2016 sales and marketing expenses increased to $11.9 million, as compared to sales and marketing expenses of $10.6 million during the same period in 2015. For the quarter, sales and marketing as a percentage of revenues increased slightly to 48.8%, compared to 47.6% in the fourth quarter of 2015.

For the year, sales and marketing expenses increased to $44.1 million for 2016, as compared to pro forma 2015 sales and marketing expenses of $39.3 million. As a percentage of revenues, sales and marketing expenses increased to 48.9% compared to 45.5% reported for the pro forma full year 2015.

General and Administrative Expenses

In the fourth quarter, consolidated general and administrative expenses remained flat at $4.5 million as compared to general and administrative expenses of $4.2 million reported for the same period last year. As a percentage of revenues, general and administrative expenses were 18.3% during the period as compared to 18.9% for the same period during 2015.

2016 general and administrative expenses decreased to $15.8 million as compared with $16.6 million reported for the pro forma period last year. As a percentage of revenues, general and administrative expenses were 17.5% as compared to 19.2% for 2015.

Net Income / Loss

The fourth quarter 2016 consolidated net loss was $4.5 million, compared to the same period a year-ago net income of $11.6 million. The decrease was primarily due to a one-time recording of a deferred tax benefit of $17.5 million that occurred during the fourth quarter 2015.

The fourth quarter 2016 consolidated loss per share of $0.31 compared to earnings per share of $0.97 in the fourth quarter of 2015.

For the full-year 2016, the Company had a net loss of $19.5 million compared to a pro forma net loss of $5.8 million for 2015. Net loss per share for the full-year 2016 was $1.54 a share compared to pro forma net loss per share of $0.65 for 2015.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization (“EBITDA”) as net income/loss from operations before depreciation, amortization, impairment charges, non-recurring expenses and non-cash stock-based compensation. Consolidated EBITDA for the fourth quarter of 2016 was a gain of $1.2 million compared to a loss of $350,000 for the same period during 2015.

Full year 2016 EBITDA was a gain of $2.0 million compared to a zero pro forma loss in the prior year.

Financial Liquidity

Cash on hand as of December 31, 2016, was $2.6 million, as compared to $6.4 million as of December 31, 2015. Net working capital as of December 31, 2016 decreased $5.7 million to $17.9 million, as compared to $23.6 million as of December 31, 2015.

Outlook for Full Year 2017

The Company plans to have an immediate focus on operational and cash flow efficiencies throughout 2017. As a result, we have reduced revenue guidance while expanding projected EBITDA margins as we get to the latter part of 2017. The Company’s revised full year 2017 revenue and EBITDA guidance is based on the following:

Stated in 000’s	FY ’15*	FY ’16	2017 Guidance
Revenue	$86,518	$90,003	$96,000 - $98,000
Growth		4%	6.7% - 8.9%
EBITDA	($33)	$2,050	$6,900 - $7,700
*Pro forma results

Conference Call to be Held March 10, 2017

An accompanying listen-only conference call will be hosted by Carl O’Connell, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss the results. The call will be held at 10:00 AM ET, on March 10, 2017. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: March 10, 2017, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Xtant Medical’s Fourth Quarter 2016 Results Call
Webcast Registration: Click Here

Following the live call, a replay will be available on the Company’s website, www.xtantmedical.com, under “Investor Info.”

Use of Pro Forma Financial Information

On July 31,2015, Bacterin International Holdings, Inc. acquired all of the issued and outstanding stock of X-Spine Systems, Inc. and the combined company was renamed Xtant Medical Holdings, Inc. Except for the financial results for the three months ended December 31,2015, the results presented for the full 2015 year are on a pro forma basis as if the two companies were combined for the periods shown. Certain pro forma adjustments have been made to reflect the impact of the purchase transaction, primarily consisting of amortization of intangible assets with determinable lives and interest expense on long-term debt. In addition, certain historical expenses, such as warrant expense and interest expense associated with debt that was immediately repaid, were eliminated from these pro-forma results. The pro forma information does not necessarily reflect the actual results of operations had the acquisition been consummated at the beginning of the fiscal reporting period indicated nor is it indicative of future operating results. The pro forma information does not include any adjustment for potential revenue enhancements, cost synergies or other operating efficiencies that could result from the acquisition.

Additional information regarding the business combination and its impact on the Company’s financial position will be set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2016, which will be filed with the Securities and Exchange Commission on or about March 30, 2017 and will include the Company’s audited consolidated financial statements as of and for the years ended December 31, 2016 and December 31, 2015

About Xtant™ Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to successfully integrate the acquisition of X-spine; the ability of the Company’s sales force to achieve expected results; the Company’s ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company’s customers to pay and the timeliness of such payments; the Company’s ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company’s ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact:
COCKRELL GROUP
877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Unaudited Actual and Proforma Results

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2016 Unaudited		2015 Unaudited		2016 Unaudited		2015 Pro Forma
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Orthopedic Product Sales	$24,362,237	99.6%	$21,771,750	97.8%	$89,388,145	99.3%	$85,235,170	98.5%
Other	108,621	0.4%	494,072	2.2%	614,591	0.7%	1,282,429	1.5%
Total Revenue	24,470,858	100.0%	22,265,822	100.0%	90,002,736	100.0%	86,517,599	100.0%

Cost of sales	6,960,634	28.4%	7,353,446	33.0%	27,710,014	30.8%	29,913,686	34.6%

Gross Profit	17,510,223	71.6%	14,912,376	67.0%	62,292,722	69.2%	56,603,913	65.4%

Operating Expenses
General and administrative	4,484,419	18.3%	4,201,394	18.9%	15,762,531	17.5%	16,612,883	19.2%
Sales and marketing	11,940,049	48.8%	10,607,475	47.6%	44,055,813	48.9%	39,334,250	45.5%
Research and development	798,198	3.3%	1,027,166	4.6%	3,410,600	3.8%	3,840,958	4.4%
Depreciation and amortization	1,250,436	5.1%	2,019,258	9.1%	4,940,955	5.5%	6,220,316	7.2%
Acquisition and Integration related expenses	131,755	0.5%	1,079,236	4.8%	1,401,367	1.6%	4,935,755	5.7%
Gain from the Extinguishment of Debt	0	0.0%	0	0.0%	0	0.0%	(2,345,019)	-2.7%
Impairment of Assets	0	0.0%	0	0.0%	0	0.0%	233,748	0.3%
Non-cash consulting	0	0.0%	55,296	0.2%	266,721	0.3%	246,165	0.3%
Total Operating Expenses	18,604,856	76.0%	18,989,824	85.3%	69,837,986	77.6%	69,079,056	79.8%

Net Gain (Loss) from Operations	(1,094,633)	-4.5%	(4,077,448)	-18.3%	(7,545,264)	-8.4%	(12,475,142)	-14.4%

Other Income (Expense)
Interest expense	(3,287,855)	-13.4%	(2,802,807)	-12.6%	(12,262,750)	-13.6%	(10,948,845)	-12.7%
Change in warrant derivative liability	0	0.0%	348,943	1.6%	716,738	0.8%	270,020	0.3%
Non-cash consideration associated with stock purchase agreement	0	0.0%	0	0.0%	0	0.0%	(558,185)	-0.6%
Other income (expense)	(103,990)	-0.4%	582,123	2.6%	(351,914)	-0.4%	395,006	0.5%

Total Other Income (Expense)	(3,391,845)	-13.9%	(1,871,740)	-8.4%	(11,897,926)	-13.2%	(10,842,004)	-12.5%

Net Gain (Loss) from Operations Before Benefit (Provision) for Income Taxes	(4,486,478)	-18.3%	(5,949,188)	-26.7%	(19,443,190)	-21.6%	(23,317,146)	-27.0%

Benefit (Provision) for Income Taxes
Current	(50,362)	-0.2%	0	0.0%	(50,362)	-0.1%	(65,387)	-0.1%
Deferred	0	0.0%	17,537,408	78.8%	0	0.0%	17,537,408	20.3%

Net Income (Loss)	$(4,536,840)	-18.5%	$11,588,220	52.0%	$(19,493,552)	-21.7%	$(5,845,125)	-6.8%

Net Income (loss) per share:
Basic	($0.31)		$0.97		($1.54)		($0.65)
Dilutive	($0.31)		$0.97		($1.54)		($0.65)

Shares used in the computation:
Basic	14,479,201		11,890,104		12,671,685		9,055,483
Dilutive	14,479,201		11,890,104		12,671,685		9,055,483

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Audited and Unaudited Actual Results

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2016 Actual Unaudited		2015 Actual Unaudited		2016 Actual Unaudited		2015 Actual Audited
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Orthopedic Product Sales	$24,362,237	99.6%	$21,771,750	97.8%	$89,388,145	99.3%	$58,194,249	98.1%
Other	108,621	0.4%	494,072	2.2%	614,591	0.7%	1,151,468	1.9%
Total Revenue	24,470,858	100.0%	22,265,822	100.0%	90,002,736	100.0%	59,345,717	100.0%

Cost of sales	6,960,634	28.4%	7,353,446	33.0%	27,710,014	30.8%	20,262,728	34.1%

Gross Profit	17,510,223	71.6%	14,912,376	67.0%	62,292,722	69.2%	39,082,989	65.9%

Operating Expenses
General and administrative	4,484,419	18.3%	4,201,394	18.9%	15,762,531	17.5%	12,993,307	21.9%
Sales and marketing	11,940,049	48.8%	10,607,475	47.6%	44,055,813	48.9%	28,731,184	48.4%
Research and development	798,198	3.3%	1,027,166	4.6%	3,410,600	3.8%	2,546,362	4.3%
Depreciation and amortization	1,250,436	5.1%	2,019,258	9.1%	4,940,955	5.5%	3,819,588	6.4%
Acquisition and Integration related expenses	131,755	21.8%	1,079,236	4.8%	1,401,367	1.6%	4,935,755	8.3%
Gain from the Extinguishment of Debt	0	0.0%	0	0.0%	0	0.0%	(2,345,019)	-4.0%
Impairment of Assets	0	0.0%	0	0.0%	0	0.0%	233,748	0.4%
Non-cash consulting	0	0.0%	55,296	0.2%	266,721	0.3%	246,165	0.4%
Total Operating Expenses	18,604,856	76.0%	18,989,824	85.3%	69,837,986	77.6%	51,161,091	86.2%

Net Gain (Loss) from Operations	(1,094,633)	-4.5%	(4,077,448)	-18.3%	(7,545,264)	-8.4%	(12,078,101)	-20.4%

Other Income (Expense)
Interest expense	(3,287,855)	-13.4%	(2,802,807)	-12.6%	(12,262,750)	-13.6%	(7,733,748)	-13.0%
Change in warrant derivative liability	0	0.0%	348,943	1.6%	716,738	0.8%	270,020	0.5%
Non-cash consideration associated with stock purchase agreement	0	0.0%	0	0.0%	0	0.0%	(558,185)	-0.9%
Other income (expense)	(103,990)	-0.4%	582,123	2.6%	(351,914)	-0.4%	388,177	0.7%

Total Other Income (Expense)	(3,391,845)	-13.9%	(1,871,740)	-8.4%	(11,897,926)	-13.2%	(7,633,736)	-12.9%

Net Gain (Loss) from Operations Before Benefit (Provision) for Income Taxes	(4,486,478)	-18.3%	(5,949,188)	-26.7%	(19,443,190)	-21.6%	(19,711,838)	-33.2%

Benefit (Provision) for Income Taxes
Current	(50,362)	-0.2%	0	0.0%	(50,362)	-0.1%	0	0.0%
Deferred	0	0.0%	17,537,408	78.8%	0	0.0%	17,537,408	29.6%

Net Income (Loss)	$(4,536,840)	-18.5%	$11,588,220	52.0%	$(19,493,552)	-21.7%	$(2,174,430)	-3.7%

Net Income (loss) per share:
Basic	($0.31)		$0.97		($1.54)		($0.24)
Dilutive	($0.31)		$0.97		($1.54)		($0.24)

Shares used in the computation:
Basic	14,479,201		11,890,104		12,671,685		9,055,483
Dilutive	14,479,201		11,890,104		12,671,685		9,055,483

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve months ended December 31,
	2016 Unaudited	2015 Audited
Operating activities:
Net loss	$(19,493,552)	$(2,174,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,241,870	4,889,272
Purchase accounting valuation allowance	0	(17,537,408)
Non-Cash Interest	6,784,785	4,814,506
Impairment of Assets	0	956,395
Gain (Loss) on sale of fixed assets	25,458	(596,883)
Non-cash consulting expense/stock option expense	522,987	836,741
Provision for losses on accounts receivable and inventory	223,538	700,234
Change in derivative warrant liability	(716,738)	(270,020)
Non-cash consideration associated with stock purchase agreement	0	558,185
Extinguishment of debt	0	(2,345,019)
Changes in operating assets and liabilities:
Accounts receivable	(2,680,405)	(5,512,429)
Inventories	(4,074,086)	(545,713)
Prepaid and other assets	(484,061)	(1,044,962)
Accounts payable	319,091	644,149
Accrued liabilities	(2,076,183)	7,527,514
Net cash used in operating activities	(14,407,296)	(9,099,868)

Investing activities:
Acquisition of X-spine Systems, Inc.	0	(72,975,200)
Purchases of property and equipment and intangible assets	(5,832,690)	(2,263,033)
Proceeds from sale of fixed assets	16,400	1,667,195
Net cash used in investing activities	(5,816,290)	(73,571,038)

Financing activities:
Proceeds from long-term and convertible debt, net of deferred and financing costs	3,238,166	83,897,361
Net proceeds from equity private placement	0	515,395
Payment on royalty obligation	0	(542,905)
Payments on Long-term debt	0	(1,325,814)
Payments on capital leases	(144,600)	(101,760)
Net proceeds from the issuance of stock	3,087,462	2,116,937
Net Proceeds from the revolving line of credit	10,252,809	0
Proceeds from exercise of options	0	11,500
Net cash provided by financing activities	16,433,837	84,570,714

Net change in cash and cash equivalents	(3,789,749)	1,899,808
Cash and cash equivalents at beginning of period	6,368,016	4,468,208
Cash and cash equivalents at end of period	$2,578,267	$6,368,016

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2015 and 2016

	As of	As of
	Dec. 31, 2016 Unaudited	Dec. 31, 2015 Audited
ASSETS
Current Assets:
Cash and cash equivalents	$2,578,267	$6,368,016
Trade accounts receivable, net of allowance for doubtful accounts of $1,635,385 and $2,579,634, respectively	18,991,872	15,385,218
Inventories, net	26,266,457	22,684,716
Prepaid and other current assets	1,149,616	601,697
Total current assets	48,986,211	45,039,647

Non-current inventories	971,854	1,607,915
Property and equipment, net	15,840,730	11,816,629
Goodwill	41,534,626	41,534,626
Intangible assets, net	35,940,810	40,237,289
Other assets	827,372	791,221
Total Assets	$144,101,605	$141,027,327

LIABILITIES & STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$10,471,944	$9,386,531
Accounts payable - related party	640,441	1,406,763
Accrued liabilities	8,982,187	9,595,851
Revolving Line of Credit	10,448,283	0
Warrant derivative liability	333,613	1,050,351
Current portion of capital lease obligations	244,847	35,139
Total current liabilities	31,121,316	21,474,635
Long-term Liabilities:
Capital lease obligation, less current portion	832,152	7,800
Long term convertible debt, less current portion	68,937,247	66,436,647
Long-term debt, less current portion	50,284,187	44,231,718
Total Liabilities	151,174,902	132,150,800

Commitments and Contingencies
Stockholders’ Equity
Preferred stock	-	-
Common stock	17	11
Additional paid-in capital	85,461,210	81,917,488
Accumulated deficit	(92,534,524)	(73,040,973)
Total Stockholders’ Equity (Deficit)	(7,073,297)	8,876,527

Total Liabilities & Stockholders’ Equity	$144,101,605	$141,027,327

XTANT MEDICAL HOLDINGS, INC.

Calculation of Consolidated EBITDA for the Three and Twelve Months Ended December 31, 2016

and for the Three and Pro Forma Twelve Months Ended December 31, 2015

Unaudited

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
Net Loss	(4,536,840)	11,588,220	(19,493,552)	(5,845,125)

(Benefit) Provision	50,362	(17,537,408)	50,362	(17,472,021)
Other (Income) Expense	103,990	(582,123)	351,914	(395,006)
Change in warrant derivative liability	0	(348,943)	(716,738)	(270,020)
Non-cash consideration associated with stock purchase agreement	0	0	0	558,185
Interest expense	3,287,855	2,802,807	12,262,750	10,948,845
Acquisition and Integration related expenses	131,755	0	1,401,367	233,748
Extinguishment of Debt	0	1,079,236	0	4,935,755
Impairment of Assets	0	0	0	(2,345,019)
Non-Cash Compensation	0	163,124	522,987	794,358
Depreciation & Amortization	1,690,020	2,485,321	7,241,870	8,822,994
One Time Inventory Reserves and Accounts Receivables Allowances	426,355	0	426,355	0
EBITDA Gain (Loss)	1,153,497	(349,767)	2,047,315	(33,306)